EX-99.f BONUS PROFIT

                                                                   [EXHIBIT (f)]


                              FIRST AMERICAN FUNDS

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                                 TRUST AGREEMENT

         TRUST AGREEMENT, effective as of January 1, 2000, between the First American Funds corporate entities identified on Exhibit A attached hereto (each such corporate entity is a "Grantor") and U.S. Bank National Association, a national banking association organized under the laws of the United States with principal offices located at Minneapolis, Minnesota (the "Trustee"). While stated in this single Trust Agreement, this Trust Agreement actually creates separate legal Trusts by Grantor and the terms of this Trust Agreement shall apply individually to each Grantor's Trust created hereunder. The terms Grantor and Trustee shall refer to the respective parties of each individual Trust created hereunder. Earnings on amounts within a Grantor's Trust shall be credited separately from earnings on amounts of any other Grantor. The Grantor and Trustee hereby designate the administrator of the Plans to keep records as to the amounts of the Grantor's Trust created and maintained hereunder.

         ONE. PURPOSE. The purpose of this Trust (the "Trust") is to provide a vehicle to:

         (A) hold assets of the Grantor as a reserve for the discharge of the Grantor's obligations to certain individuals (the "Beneficiaries") entitled to receive benefits under the First American Funds Deferred Compensation Plan for Directors and any other nonqualified deferred compensation plan that the Grantor so designates in writing to the Trustee (the "Plans"), and

         (B) invest, reinvest, disburse and distribute those assets and the earnings thereon as provided hereunder and in the Plans.

         TWO. TRUST CORPUS. The Grantor hereby transfers to the Trustee and the Trustee hereby accepts and agrees to hold, in Trust, such assets listed on Schedule A, attached hereto, transferred to the Trustee by the Grantor or on behalf of the Grantor.

         Such cash and/or property, together with the earnings thereon, together with any other cash or property received by the Trustee pursuant to paragraph EIGHT of this Trust Agreement, shall constitute the trust estate and shall be held, managed and distributed as hereinafter provided; provided, however, that upon review and inspection, the Trustee may decline to accept purchases or transfers of real property or other specific assets into the trust. The Grantor shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is enforceable by the Grantor in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity. The Grantor shall execute any and all instruments necessary to vest the Trustee with full title to the property hereby or subsequently transferred.

         THREE. CONDITIONS OF TRUST AND BENEFICIARIES INTEREST.

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         (A)      The Trust is intended to be a grantor trust, of which the
                  Grantor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of this Trust Agreement shall be construed in a manner consistent with such intent.

         (B) So long as any trust corpus exists, a Beneficiary shall have a right to receive payments from the trust corpus to the extent and as provided in Paragraph 9 of this Trust Agreement, subject to the claims of creditors of the Grantor in the event of Grantor's insolvency, as herein defined, in which event a Beneficiary's right to receive payments shall exist solely against the Grantor, and shall be no greater than the right of any unsecured creditor of the Grantor.

         (C) No part of a claim against the assets of the Trust, and no right, benefit or payment under this Trust Agreement, shall be subject to attachment or other legal process for the debts or obligations of a Beneficiary or subject to anticipation, transfer, sale, assignment (either at law or in equity), encumbrance, alienation, garnishment, levy, execution, pledge or other legal or equitable process. No person, other than a Beneficiary shall have any claim against the Trustee or the Grantor by virtue of this Trust Agreement.

         (D) All assets transferred hereto by the Grantor and becoming a part of the corpus of the Trust shall thereby be irrevocably removed from the possession, claim or control of the Grantor; provided, however, that such assets shall always remain subject to the claim of a judgment creditor of, or trustee in bankruptcy for, the Grantor.

         (E) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Grantor and shall be used exclusively for the uses and purposes of Beneficiaries and general creditors as herein set forth. Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Beneficiaries against the Grantor. Any assets held by the Trust will be subject to the claims of the Grantor's general creditors under federal and state law in the event of insolvency, as defined herein.

         (F) It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Also, it is the intention of the Grantor to make contributions to the Trust to provide itself with a source of funds to assist it in satisfying its liabilities under the Plans.

         (G) It is the responsibility of the administrator of the Plan to maintain documented information of the respective obligations of the Grantor to the respective Beneficiaries of this Trust and to provide this information to the Trustee as may be necessary or upon the reasonable request of the Trustee.

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         FOUR. IRREVOCABILITY OF TRUST. Subject to the provisions of paragraph
         THREE, above, regarding the claims of unsecured creditors of Grantor, the Trust shall be irrevocable and may not be altered or amended in any substantive respect, or revoked or terminated by the Grantor in whole or in part, without the express written consent of a majority of the Beneficiaries of the Trust; provided, however, that the Trust Agreement may be amended, as may be necessary, either:

         (A) To obtain a favorable ruling from the Internal Revenue Service with respect to the tax consequences of the establishment and settlement of the Trust, or

         (B) To make nonsubstantive changes, which have no affect upon the amount of any Beneficiary's benefits, the time of receipt of benefits, the identity of any recipient of benefits, or the reversion of any assets to the Grantor prior to the Trustee's satisfaction of all the Trustee's obligations hereunder.

         FIVE. INVESTMENT OF TRUST ASSETS. In conjunction with the establishment and operation of the Trust, the Trustee is authorized in its discretion, or as it may be directed by the Grantor or the administrator of the Plan, but not by way of limitation:

         (A) to invest and reinvest the Trust fund in such property, real or personal, as a prudent investor of intelligence and integrity would purchase in an exercise of reasonable care, judgment and diligence, whether or not the same be expressly authorized by law for the investment of Trust funds including, but merely by way of illustration, bonds, mortgages, notes, debentures, equipment trust certificates, interest in investment trusts, shares of stock, whether common or preferred, shares of registered investment companies (i.e., mutual funds, including mutual funds for which the Trustee or any affiliate of the Trustee serves as investment advisor, custodian or other service provider as disclosed in the current mutual fund prospectus to be provided to the Grantor or the administrator of the Plan), leasehold interests, real estate, money market securities, such insurance company group annuity or other insurance contracts as the Grantor may specify, and any other property which it may deem suitable;

         (B) to acquire interests in investments and to commingle funds of the Trust with those of other funds with respect to which the Trustee is acting in a fiduciary capacity and to retain any such investment coming into its possession as Trustee;

         (C) to invest in any common trust funds maintained by the Trustee or any affiliate thereof;

         (D) to deposit any portion of the Trust fund in bank accounts, certificates of deposit, time deposit open accounts and other similar investments which bear a reasonable rate of interest, in the banking department of any bank or trust company, including the banking department of the Trustee or of any affiliate thereof;

         (E) to retain in cash or other investments which are unproductive of income so much of the Trust fund as it may deem advisable (e.g., Trust assets pending investment or disbursement) which may include retention of Trust assets in non-interest

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                  bearing accounts in the banking department of the Trustee or of any affiliate thereof, notwithstanding the banking department's or other entity's receipt of "float" from such uninvested cash.

         (F) to retain insurance contracts or policies transferred to it by the Grantor, and to purchase such insurance as it or the Grantor shall determine to be necessary or advisable to advance best the purposes of the Trust and the interest of the Beneficiaries; and

         (G) to retain the entire or a substantial part of the principal in any shares or other interest in assets used to initially fund the Trust or to sell all or any part of the interest. The Trustee is authorized to retain this interest without liability for failure to sell the interest even though the retention may result in lack of diversification or the interest is not the character or quality of investment permitted by law for Trustees.

         (H) to the fullest extent permitted by law, the Trustee is expressly authorized to (i) retain the services of U.S. Bancorp Piper Jaffray Inc. and/or U.S. Bancorp Investments, Inc., each being affiliates of U.S. Bank National Association, and/or any other registered broker-dealer organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively for the purposes of this paragraph referred to as the "Affiliated Entities"), to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust, (ii) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and (iii) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions. The Trust may directly or indirectly (through mutual funds fees and charges for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and/or such mutual funds at such Affiliated Entities' standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee. The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction. Each of the Affiliated Entities is authorized to (i) effect transactions on national securities exchanges for the Trust as directed by the Trustee, and (ii) retain any transactional fees related thereto, consistent with
                  Section 11(a)(1) of the Securities Exchange Act of 1934, as amended, and related Rule 11a2-2(T). Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account. In the event the Trustee is directed by the Grantor, the administrator of the Plan or any designated investment manager, as applicable hereunder (collectively referred to for purposes of this paragraph as the "Directing Party"), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

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         SIX. ACCOUNTING BY TRUSTEE. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Grantor and the Trustee. All such accounts, books, and records shall be open to inspection and audit at all reasonable times by the Grantor and by any Beneficiary. Within sixty (60) days following (1) the close of each calendar year,
         (2) the removal or resignation of the Trustee, and (3) the termination of the Trust, the Trustee shall after each such event deliver to the Grantor and the Beneficiaries a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal, resignation or termination, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal, resignation or termination, as the case may be. Written approval of an account shall, as to all matters shown in the account, be binding upon the recipient and shall release and discharge the Trustee from any liability or accountability. A recipient will be deemed to have given his or her written approval if he or she does not object in writing to the Trustee within sixty (60) days after the date of receipt of such account from the Trustee. The Trustee shall be entitled at any time to institute an action in a court of competent jurisdiction for settlement of its account.

         SEVEN. RESPONSIBILITY OF TRUSTEE.

         (A) The Trustee shall exercise its powers, duties, responsibilities and rights hereunder with the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent person acting in a like capacity and familiar with such matters as are contemplated hereunder would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Grantor or any Beneficiary contemplated by, and in conformity with, the terms of the Plans or this Trust Agreement. The Trustee may seek written evidence of such direction, request or approval. In the event of a dispute between the Grantor and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute. Furthermore, the Trustee shall be held harmless by the Grantor or any Beneficiary (or any representative of either) in following investment directions reasonably believed to be made by or on behalf of the Grantor, and shall have no duty to review or recommend sale of assets purchased pursuant to such directions, including, without limitation, assets or investment property in which the Trustee may have a conflict of interest.

         (B) The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement unless it be first indemnified by the Grantor against its costs, expenses and liability (including, without limitation, attorneys' fees and expenses) relating thereto. The Grantor hereby agrees to be primarily liable for such costs, expenses and liability and to indemnify the Trustee for such costs, expenses, and liability. If the Grantor does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

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         (C)      The Trustee may consult with legal counsel (who may also be counsel for the Grantor or the Trustee generally) with respect to any of its duties or obligations hereunder with respect to the transactions contemplated by this Trust or any act which the Trustee proposes to take or omit, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel and may pay related reasonable fees, expenses and compensation from the Trust.

         (D) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name anyone a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (E) The Trustee shall not be responsible for maintaining individual distribution records of plan participants; the amount and time of distribution shall be directed by the Grantor or the Grantor's delegate.

         (F) The Trustee has no obligation to apply for or obtain a ruling from the Internal Revenue Service as to the tax consequences of the Trust as to either the Grantor or the Beneficiaries.

         (G) The Trustee is not responsible for giving notices or making filings required by applicable statutes or regulations regarding any deferred compensation or other plan for which the Trust has been established or of which it is a part.

         (H) The Trustee may hire agents, custodians, depositories, auditors, accountants, actuaries, investment advisors, brokers, financial consultants or other professionals, even if they are associated or affiliated with the Trustee, to assist it in performing any of its duties or obligations hereunder and may pay related reasonable fees, expenses and compensation from the Trust.

         (I) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         EIGHT. SPECIFIC POWERS. To carry out the purposes of the Trust and subject to any limitations herein expressed, the Trustee is vested with the following specific powers until final distribution in addition to any powers now or hereafter conferred by the Minnesota Trustee's Powers Act - Minnesota Statutes Section 501B.81, as it may be amended from time to time.

         (A) Receive and Retain Property. To receive and retain any property received at the inception of the Trust or at any other time, whether or not such property is unproductive of income or is property in which the Trustee is personally interested or in which the Trustee owns an undivided interest in any other trust capacity; provided, however, that upon review and inspection, the Trustee may

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                  decline to accept purchases or transfers of real property or other specific assets into the Trust. Subject to the foregoing, the Grantor, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Beneficiary shall have any right to compel such additional deposits.

         (B) Dispose of, Develop, and Abandon Assets. To dispose of an asset, for cash or on credit, at public or private sale and, in connection with any sale or disposition, to give such warranties and indemnifications as the Trustee shall determine; to manage, develop, improve, exchange, partition, change the character of or abandon a Trust asset or any interest therein.

         (C) Borrow and Encumber. To borrow money for any Trust purpose upon such terms and conditions as may be determined by the Trustee; to obligate the Trust or any part thereof by mortgage, deed of trust, pledge or otherwise, for a term within or extending beyond the term of the Trust.

         (D) Transactions with Affiliates. To engage in any transaction with or acquire any service from an organization affiliated with the Trustee, including a department or division of the Trustee; provided that such transaction or service is otherwise authorized by law or this Trust Agreement and is at a reasonable price and based upon reasonable terms and conditions. The transactions and services hereby authorized include securities brokerage, investment advice, insurance brokerage, loans, deposits, commercial banking services, cash management, purchases of securities underwritten or issued by an affiliated organization, purchases of shares of an affiliate's proprietary mutual funds, purchases of securities supported by the credit of an affiliate, administrative and accounting advice and services, and such other transactions or services as the Trustee, in the performance of its duties, hereunder, may deem appropriate, or as are directed by the Grantor or the administrator of the Plan.

         (E) Lease. To enter for any purpose into a lease as lessor or lessee, with or without an option to purchase or renew, for a term within or extending beyond the term of the Trust.

         (F) Grant or Acquire Options. To grant or acquire options and rights of first refusal involving the sale or purchase of any Trust assets, including the power to write covered call options listed on any securities exchange.

         (G) Powers Respecting Securities. Unless the following powers have been retained by the Grantor as evidenced in writing and except for any securities (including shares of mutual funds) affiliated with the Trustee for which those powers are retained by the Grantor, the Trustee shall have all the rights, powers, privileges and responsibilities of an owner of securities, including, without limiting the foregoing, the power to vote, to give general or limited proxies, to pay calls, assessments, and other sums; to assent to, or to oppose, corporate sales or other acts; to participate in, or to oppose, any voting Trusts, polling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and, in connection therewith, to give warranties and indemnifications and to deposit

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                  securities with and transfer title to any protective or other committee; to exchange, exercise or sell stock subscription or conversion rights; and, regardless of any limitations elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers including the investment in securities (including stock or rights to acquire stock) or obligations issued by the Grantor.

         (H) Use of Nominee. To hold securities or other property in the name of the Trustee, in the name of a nominee of the Trustee, or in the name of a custodian (or its nominee) selected by the Trustee, with or without disclosure of the Trust, the Trustee being responsible for acts of such custodian or nominee affecting such property.

         (I) Advance Money. To advance money for the protection of the Trust, and for all expenses, losses and liabilities sustained or incurred in the administration of the Trust or because of the holding or ownership of any Trust assets, for which advances, with interest, the Trustee has a lien on the Trust assets as against the Beneficiaries.

         (J) Pay, Contest or Settle Claims. To pay, contest or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible. Notwithstanding the foregoing, the Trustee may only pay or settle a claim asserted against the Trust by the Grantor if it is compelled to do so by a final order of a court of competent jurisdiction.

         (K) Litigate. To prosecute or defend actions, suits, claims or proceedings for the protection of Trust assets and of the Trustee in the performance of its duties and to represent the Trust in all actions, suits, claims or proceedings.

         (L) Employ Advisers and Agents. To employ persons, corporations or associations, including attorneys, auditors, custodians, depositories, actuaries, investment advisers, brokers, financial consultants, agents or other professionals even if they are associated or affiliated with the Trustee, to advise or assist the Trustee in the performance of its duties and obligations hereunder; to act without independent investigation upon their recommendations; and to pay related reasonable fees, expenses and compensation from the Trust.

         (M) Use Custodian. The Trustee may appoint any bank or trust company, including those affiliated in ownership with the Trustee, to act as custodian, depository or agent (the "Custodian") for securities and any other Trust assets. The Custodian shall keep the deposited property, collect and receive the income and principal, and hold, invest, disburse or otherwise dispose of the property or its proceeds (specifically including selling and purchasing securities, and delivering securities sold and receiving securities purchased) upon the order of the Trustee.

         (N) Execute Documents. To execute and deliver all instruments which will accomplish or facilitate an exercise of the powers vested in the Trustee.

         NINE. DISTRIBUTION OF TRUST ASSETS.

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         (A)      The Grantor shall deliver to the Trustee a schedule (the
                  "Payment Schedule") that provides (1) the amounts payable in respect of each Beneficiary, (2) a formula or other instructions acceptable to the Trustee for determining the amounts so payable, (3) the form in which such amounts are to be paid (as provided for or available under the Plans), and
                  (4) the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Beneficiaries in accordance with such Payment Schedule.

         (B) The Grantor or the administrator of the Plan is responsible for the determination and reporting of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall be responsible for remitting amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Trustee. The Trustee shall have no responsibility under this paragraph NINE with respect to withholding and reporting except that it shall withhold such amounts for taxes as directed by the Grantor or the administrator of the Plan and pay such to the Grantor or the administrator of the Plan for remittance to the appropriate governmental agency. The Trustee may assume the responsibility for the determination and reporting of taxes that may be required to be withheld and for remitting amounts withheld to the appropriate taxing authorities only if the Trustee and the Grantor or administrator of the Plan specifically agree in writing that the Trustee, and not the Grantor or administrator of the Plan, shall have this responsibility.

         (C) The entitlement of a Beneficiary to benefits under the Plan shall be determined by the Grantor, the administrator of the Plan or such party (which shall not be the Trustee) as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (D) The Grantor may make payment of benefits directly to Beneficiaries as they become due under the terms of the Plans. The Grantor shall notify the Trustee in writing of its decision to make payment of benefits directly prior to the time amounts are payable to Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Grantor shall make the balance of each such payment as it falls due. The Trustee shall notify the Grantor where principal and earnings are not sufficient.

         (E) Notwithstanding any other provision of the Trust Agreement to the contrary, the Grantor shall make payments hereunder, or the administrator of the Plan shall direct the Trustee to make such payments before such payments are otherwise due if it determines, based on a written opinion of legal counsel, a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his or her delegate, or a decision by a court of competent jurisdiction involving a Beneficiary, that a Beneficiary has recognized or will in that taxable year recognize as income for federal income tax purposes amounts that are or will be payable to the Beneficiary under the Plans before they are paid to such Beneficiary.

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         (F)      The Trustee shall incur no liability with respect to making or refraining from making any payments or any calculations in accordance with the provisions of this paragraph NINE.

         (G) The liability of the Trustee to make the payments specified herein shall be limited to the funds and property which have been received by it as Trustee hereunder, including all income therefrom and increments thereof less employment taxes payable under this paragraph.

         TEN. TERMINATION OF THE TRUST AND REVERSION OF TRUST ASSETS.

         (A)      The Trust shall terminate upon the first to occur of:

                  (1) the payment of all amounts due the Beneficiaries under each of the Plans and all employment taxes resulting from such payment;

                  (2) the twenty-first (21) anniversary of the death of the last survivor of the Beneficiaries who are in being on the date of the execution of this Trust Agreement; or

                  (3) the date on which Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans.

         (B) Upon termination of the Trust, any and all assets remaining in the Trust, after the payment to the Beneficiaries of all amounts to which they are entitled and after payment of the expenses, compensation and employment taxes of this Trust Agreement, shall revert to the Grantor and the Trustee shall promptly take such action as shall be necessary to transfer any such assets to the Grantor. Notwithstanding the above, the Grantor shall be obligated to take whatever steps are necessary to ensure that the Trust is not terminated for a period of five (5) years following a Change in Control as of the date of the execution of this Trust Agreement, such steps to include, but not be limited to, the transfer to the Trustee of cash or other assets pursuant to the provisions of subparagraph (A) of paragraph EIGHT hereof.

         (C) Except as provided in this paragraph TEN and paragraph FOURTEEN, once the Trust has become irrevocable, the Grantor shall have no right or power to direct the Trustee to return to the Grantor or to divert to others any of the Trust assets before all payments of benefits have been made to Beneficiaries pursuant to the terms of the Plans.

         (D) Notwithstanding anything herein to the contrary, upon written approval of Beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Grantor may terminate the Trust prior to the time described in subparagraph (A) of this paragraph TEN. All assets in the Trust at termination shall be returned to the Grantor.

         (E) The obligations of the Grantor shall survive the termination of this Trust Agreement, so long as such obligations shall have arisen out of or in connection with events or circumstances occurring during the term thereof.

         (F) Distribution may be withheld by the Trustee if the amount or type of trust assets prevents adequate payment of employment taxes under paragraph NINE of this agreement, or adequate Trustee compensation and indemnification under paragraphs TWELVE and THIRTEEN of this agreement.

         ELEVEN. RESIGNATION OR REMOVAL OF TRUSTEE AND APPOINTMENT OF SUCCESSOR TRUSTEE. The Trustee shall have the right to resign at any time upon thirty (30) days written notice to the Grantor, which 30 day notice period may be waived by mutual consent. The Trustee may be removed by the Grantor (with the written consent of the administrator of the Plan) upon thirty (30) days written notice to the Trustee, which 30 day notice period may be waived by mutual consent. Upon resignation or removal of the Trustee, the Grantor shall appoint a "Qualified Successor Trustee." The appointment shall be effective when accepted in writing by the Qualified Successor Trustee, who shall have all of the rights and powers of the Trustee. If no Qualified Successor Trustee accepts such appointment, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a "Qualified Successor Trustee." Notwithstanding the preceding provisions, the Trustee may not be removed by the Grantor for five (5) years after a Change of Control. If the Trustee resigns within such five (5) years after a Change of Control, the Grantor shall apply to a court of competent jurisdiction for the appointment of a "Qualified Successor Trustee" or for instructions. For this purpose, a "Qualified Successor Trustee" may be an individual or a corporation but may not be the Grantor, any person who would be a "related or subordinate party" to the Grantor within the meaning of Section 672(c) of the Code, or a corporation that would be a member of an "affiliated group" of corporations including the Grantor within the meaning of Section 1504(a) of the Code if the words "80 percent" wherever they appear in that section were replaced by the words "50 percent." Upon the written acceptance by the Qualified Successor Trustee of the Trust, all assets shall subsequently be transferred to such Qualified Successor Trustee, and upon approval of the resigned or removed Trustee's final account by those entitled thereto, the resigned or removed Trustee shall be discharged.

         TWELVE. TRUSTEE COMPENSATION. The Trustee shall be entitled to receive compensation for its services hereunder according to its schedule of fees in effect at the time services are rendered. The Trustee shall be entitled to additional compensation and expenses as determined by the complexity of the administration of the Trust and the exercise of its powers hereunder. Such compensation and expenses shall be paid by the Grantor; provided, however, that to the extent such compensation and expenses are not paid by the Grantor, they shall be charged against and paid from the Trust and the Grantor may reimburse the Trust for any such payment made from the Trust within thirty (30) days of its receipt from the Trustee of written notice of such payment.

         THIRTEEN. INDEMNIFICATION OF THE TRUSTEE.

         (A) The Grantor agrees to indemnify the Trustee and hold it harmless from and against all claims, liabilities, losses, costs and expenses (including legal fees and expenses) that may be imposed on, incurred by or asserted against it by reason of the Trustee taking or refraining from taking any action in connection with this Trust Agreement or the Trust, whether the Trustee is a party to a legal proceeding or otherwise, provided that the Trustee did not act dishonestly or in willful or grossly negligent violation of the law or regulation (as found by a final judgment of a court of competent jurisdiction).

         (B) Any and all taxes, expenses (including, but not limited to, the Trustee's compensation) and costs of litigation relating to or concerning the adoption, administration and termination of the Trust shall be borne and promptly paid by the Grantor; provided, however, that, to the extent such taxes, expenses and costs relating to the Trust are due and owing and they are charged against and paid from the Trust, the Grantor shall reimburse the Trust for any such payment made from the Trust within thirty (30) days of its receipt from the Trustee of written notice of such payment.

         (C) Any of the taxes, compensation and expenses not promptly paid by the Grantor under this paragraph THIRTEEN to the Trustee shall be charged against and paid from the Trust.

         FOURTEEN. GRANTOR INSOLVENCY.

         (A) The assets of the Trust shall be subject only to the claims of the Grantor's general creditors under federal and state law whose claims against the Grantor are not satisfied because of the Grantor's bankruptcy or insolvency. The Trustee shall cease payment of benefits to Beneficiaries if the Grantor is "bankrupt" or "insolvent." The Grantor shall be considered bankrupt or insolvent if the Grantor is:

                  (1)      unable to pay its debts when due, or

                  (2) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

                           The Board of Directors and chief executive officer of the Grantor must notify the Trustee in writing of the Grantor's bankruptcy or insolvency within three (3) days following the occurrence of such event. Upon receipt of such a notice, or, upon receipt of a written allegation from a person or entity claiming to be a creditor of the Grantor that the Grantor is bankrupt or insolvent, the Trustee shall discontinue payments to Beneficiaries. The Trustee, shall, as soon as practicable after receipt of such notice or written allegation, determine whether the Grantor is bankrupt or insolvent. If the Trustee determines, based on such notice, written allegation, or such other information as it deems appropriate, that the Grantor is bankrupt or insolvent, the Trustee shall hold the assets of the Trust for the benefit of the Grantor's general creditors, and deliver any undistributed assets to satisfy the claims of such creditors as a court of competent jurisdiction may direct. The Trustee shall resume payment of benefits to Beneficiaries in accordance with paragraph NINE of this Trust Agreement only after it has determined that the Grantor is not bankrupt or insolvent, or is no longer bankrupt or insolvent (if the Trustee determined that the Grantor was bankrupt or insolvent), or pursuant to an order of a court of competent jurisdiction. Unless the Trustee has actual knowledge of the Grantor's bankruptcy or insolvency or has received notice from the Grantor or a person claiming to be a creditor alleging that the Grantor is insolvent or bankrupt, the Trustee shall have no duty to inquire whether the Grantor is bankrupt or insolvent. The Trustee may in all events rely on such evidence concerning the Grantor's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Grantor's solvency.

         (B) Provided that there are sufficient assets, if the Trustee discontinues payment of benefits from the Trust pursuant to this paragraph FOURTEEN and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to each Beneficiary under the terms of the Plans during the period of such discontinuance, less the aggregate amount of payments made to any Beneficiary by the Grantor in lieu of the payments provided for hereunder during any such period of discontinuance.

         (C) The Trustee shall have no obligation to enforce, on behalf of any Beneficiary, a claim with respect to the payment of deferred compensation amounts either against the Grantor or the Trust assets.

         (D) No provision of this Trust Agreement shall in any respect reduce or diminish the rights of any Beneficiary to assert any claim, either against the Grantor, against the assets of the Trust, or as a general creditor of the Grantor.

         FIFTEEN. JURISDICTION. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed therein and the Trustee shall not be required to account in any court other than one of the courts of such state.

         SIXTEEN. INTERPRETATION OF THE AGREEMENT.

         (A) All section headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

         (B) This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, supersedes all previous agreements or understandings among them and may not be modified or terminated orally.

         (C) If any provision of this Trust Agreement shall be invalid and unenforceable, the remaining provisions hereof shall subsist and be carried into effect.

         SEVENTEEN. SUCCESSOR PARTIES.

         (A) If a Trustee or Custodian hereunder is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee or Custodian hereunder, as the case may be without the execution of any instrument or any further action on the part of any party hereto.

         (B) In the event a Beneficiary dies and payments are to be made to a minor, the Trustee may require that a guardian be appointed and may refuse to make the payments except to such guardian.

         (C) Any reference hereunder to the Grantor shall expressly be deemed to include the Grantor's successor and assigns.

         EIGHTEEN. THE PLAN BETWEEN GRANTOR AND BENEFICIARY.

         (A) The Grantor shall supply the Trustee with a copy of the First American Funds Deferred Compensation Plan for Directors, as well as any subsequent Amendments. Also, the Grantor shall supply the Trustee with the names of the Beneficiaries, as well as any subsequent changes in Beneficiaries.

         (B) The Plans are by this reference expressly incorporated herein and made a part hereof with the same force and effect as if fully set forth at length. As of the date first stated above, the terms of the Plans are as set forth in Exhibit B attached hereto.

         (C) If there is an inconsistency between the Plan and this Trust Agreement, the Trust Agreement shall be operated in a manner consistent with the Plan except that the provisions in this Trust Agreement shall determine the rights and obligations of the Trustee.

         NINETEEN. DEFINITIONS.

         (A)      The term "Trustee" shall include any successor Trustee.

         (B) Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

         (C) Any reference hereunder to a Beneficiary shall expressly be deemed to include, where relevant, the beneficiaries of a Beneficiary duly appointed under the terms of the Plans. A Beneficiary shall cease to have such status once any and all amounts due such Beneficiary under the Plan have been satisfied.

         (D) The term "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Grantor's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Grantor of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Grantor immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Grantor's then outstanding securities, or liquidation or dissolution of the Grantor or of the sale of all or substantially all of the Grantor's assets.

         TWENTY. NOTICES. Any notice or instructions required under any of the provisions of this Trust Agreement shall be deemed effectively given only if such notice is in writing and is delivered personally or by certified or registered mail, return receipt requested and postage prepaid, addressed to the addresses as set forth below of the parties hereto. The addresses of the parties are as follows:

         The Grantor:        First American Funds
         601 SECOND AVENUE SOUTH
         MINNEAPOLIS, MN 55402
         ATTENTION: CHRISTOPHER J. SMITH

         The Trustee:        U.S. Bank National Association
         601 SECOND AVENUE SOUTH
         MINNEAPOLIS, MN 55402
         ATTENTION: DEBORAH S. MASCHOFF

         Grantor or Trustee may at any time change the address to which notices are to be sent to it by giving written notice thereof in the manner provided above.

         TWENTY-ONE. AMENDMENT OF THIS TRUST AGREEMENT. This Trust Agreement may be amended by a written instrument executed by the Grantor and the Trustee. Notwithstanding the forgoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable to the extent it has become irrevocable as provided in this Trust Agreement.

         TWENTY-TWO. ALLOCATION OF RESPONSIBILITIES.

         (A)      General Responsibilities.

                  (1) In establishing this Trust, it is the intention of the Grantor and the Trustee that, except in the event of insolvency of the Grantor or subsequent to the satisfaction of all liabilities of the Grantor under the Plan, all money or other property contributed by the Grantor and income thereon held pursuant to the Trust shall be used only for one of the following purposes: (1) to pay any benefits that become payable to Beneficiaries of the Grantor under the Plan, or
                           (2) to pay the expenses, including Trustees' fees, incurred in the administration of this Trust and any taxes assessed in accordance with the requirements of this Trust Agreement. The Trustee shall keep or cause to be kept (by arrangement with the administrator of the Plans, for example) appropriate records to reflect the total amount of assets contributed to the Trust on behalf of each employee by each separate Grantor, any distributions to a Beneficiary from the Trust on behalf of the Grantor, and the income, expenses, or taxes allocable to the assets held in each Grantor's Trust on behalf of each Beneficiary.

                  (2) In the event of insolvency of the Grantor, all money or other property attributable to the Grantor which is then held pursuant to the Trust shall be available to pay the claims of any creditor of the Grantor who reduces such claims to judgment through an appropriate judicial proceeding (hereinafter referred to as an Insolvency Creditor) to the same extent that unencumbered assets held by the Grantor are available to satisfy such claims. (This

                           Paragraph Twenty-Two (A)(2) shall not reduce the availability of the Trust's assets to creditors as described in Paragraph Fourteen.)

                  (3) Each Fiduciary, in carrying out the responsibilities assigned under this Trust Agreement, shall act in accordance with this intent and the terms of this Trust Agreement using the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         (B) Designated Fiduciaries. As further specified and delegated in the provisions of this Trust Agreement, the following Fiduciaries are designated to control and manage the operation and administration of this Trust:

                  (1)    The Grantor.
                  (2)    The administrator of the Plan
                  (3)    Any Investment Manager.
                  (4) The Trustee, in the event of insolvency of the Grantor, and/or if responsible for investment management.

         (C) Delegation of Fiduciary Duties/Employment of Agents, etc. Each Fiduciary designated pursuant to this Trust Agreement (herein referred to as "designated Fiduciary") may delegate any or all of its responsibilities so delegated. Any such delegation shall be in writing and shall be made a permanent part of the records of the designated Fiduciary. Such delegation shall be reviewed periodically by the designated Fiduciary and shall be terminable under such conditions and upon such notice as the designated Fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances. In addition, each designated Fiduciary shall be entitled to employ and consult with such investment advisors, consultants, agents and counsel as may be reasonably necessary in connection with the performance of such designated Fiduciary's responsibilities hereunder, and to pay them or cause them to be paid reasonable compensation out of the Trust.

         (D) Allocation of Responsibility. The responsibilities of the Fiduciaries designated in paragraph TWENTY-TWO (B) of this Trust Agreement shall be allocated among them as provided in paragraph TWENTY-TWO (E) through (H) below. Except as otherwise provided by applicable law, no Fiduciary shall be liable for a breach by another Fiduciary.

         (E) Duties of the Grantor. The Grantor shall have sole authority and responsibility for:

                                    (1) Unless otherwise expressly required
                           under this Trust Agreement, the determination of the existence, nature, and extent of the rights and interests of any Beneficiary or his or her beneficiary under the plan in this Trust.

                                    (2) The allocation of investment
                           responsibilities among and between itself, the Trustee, the administrator of the Plan and any Investment Manager acting hereunder from time to time.

                                    (3) The determination of investment policies
                           and guidelines to be followed by the Fiduciary or Fiduciaries to whom investment responsibilities have been allocated.

                                    (4) The appointment and removal of any
                           Investment Manager.

                                    (5) The promulgation of appropriate
                           directions to implement benefit payments from the Trust.

                                    (6) The responsibility to oversee the
                           administrator of the Plan's maintenance of individual Beneficiary records and the provision of such information to the Trustee on an annual basis or on a more frequent basis if the Grantor, in its sole discretion, determines it to be advisable.

                                    (7) Unless otherwise expressly agreed, to
                           oversee the administrator of the Plan's preparation and filing of reports and other information concerning the Trust as may be required by applicable law, except such reports and information as are specifically required by law to be prepared and filed by the Trustee.

                                    (8) The written notification of the Trustee
                           of the insolvency of the Grantor.

                                    (9) The written notification of the Trustee
                           of the determination of the possibility of the occurrence or non-occurrence of a business combination or change of control and the effect to the plan and Trust thereof.

         (F) Duties of Investment Managers. Any Investment Manager acting hereunder from time to time shall have sole authority and responsibility for the management, investment, and reinvestment of the assets of the Trust allocated to such Investment Manager.

         (G) Duties of Trustee. The Trustee shall have sole authority and responsibility for:

                                    (1) The control, management, investment, and
                           reinvestment of the assets of the Trust, unless and to the extent the Grantor has allocated such powers to other Fiduciaries acting hereunder.

                                    (2) The valuation of the assets of the
                           Trust.

                                    (3) The maintenance and production of
                           records and reports pertaining to the administration of this Trust, including the maintenance of records reflecting the total amount of assets held in the Trust on behalf of each Beneficiary attributable to contributions by the Grantor.

                                    (4) The performance of the general
                           administrative and operational powers conferred under this Trust Agreement; subject, however, to the directions of Fiduciaries specifically authorized to direct the Trustee with respect to the exercise of such powers.

                                    (5) The determination of the existence,
                           nature, and extent of the rights and interests of any Beneficiary or his or her beneficiary under the plan to assets in this Trust only when and to the extent such duties are expressly allocated to the Trustee under this Trust Agreement.

         (H) Grantor Directions. The Trustee shall not be liable for losses or unfavorable results arising from its compliance with directions of the Grantor or its designees (including the administrator of the Plan) made in accordance with the terms of this Trust Agreement.

                  GRANTOR: FIRST AMERICAN FUNDS CORPORATE ENTITIES EXISTING ON JANUARY 1, 2000 AS IDENTIFIED ON EXHIBIT A ATTACHED HERETO BY THE UNDERSIGNED DULY AUTHORIZED REPRESENTATIVE.

                  Address:

                  First American Funds
                  601 Second Avenue South
                  Minneapolis, Minnesota 55402
                  Attn: Christopher J. Smith

                  First American Funds, Inc.
                  First American Investment Funds, Inc.
                  First American Strategy Funds, Inc.
                  First American Insurance Portfolios, Inc.


                  By:
                     --------------------------------------------
                  Name:
                       ------------------------------------------
                  Title:
                        -----------------------------------------

                  American Strategic Income Portfolio Inc.
                  American Strategic Income Portfolio Inc. - II American Strategic Income Portfolio Inc. - III American Municipal Income Portfolio Inc.

                  Minnesota Municipal Income Portfolio Inc.
                  American Municipal Term Trust Inc.
                  American Municipal Term Trust Inc. - II
                  American Municipal Term Trust Inc. - III
                  Minnesota Municipal Term Trust Inc.
                  Minnesota Municipal Term Trust Inc. - II
                  American Select Portfolio Inc.


                  By:
                     --------------------------------------------
                  Name:
                       ------------------------------------------
                  Title:
                        -----------------------------------------


                  TRUSTEE:

                  U.S. BANK NATIONAL ASSOCIATION
                  601 Second Avenue South
                  Minneapolis, MN  55402-4302
                  Attn:  Deborah S. Maschoff


                  Attest:
                         ----------------------------------------
                  By:
                     --------------------------------------------
                  Name:
                       ------------------------------------------
                  Title:
                        -----------------------------------------

                                    EXHIBIT A
                           DEFERRED COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2000

FAF Adopting Entities:

First American Funds, Inc.
First American Investment Funds, Inc.
First American Strategy Funds, Inc.
First American Insurance Portfolios, Inc.
American Strategic Income Portfolio Inc.
American Strategic Income Portfolio Inc. - II
American Strategic Income Portfolio Inc. - III
American Municipal Income Portfolio Inc.
Minnesota Municipal Income Portfolio Inc.
American Municipal Term Trust Inc.
American Municipal Term Trust Inc. -  II
American Municipal Term Trust Inc. - III
Minnesota Municipal Term Trust Inc.
Minnesota Municipal Term Trust Inc. - II
American Select Portfolio Inc.